Exhibit 10.6
May 12, 2008
PRIVATE & CONFIDENTIAL
Ms. Eileen Kamerick
[address]
Appointment as Chief Financial Officer
Dear Eileen:
On behalf of BearingPoint, Inc. (the “Company”), I am pleased to notify you that the Company’s Board of Directors has appointed you to the position of Executive Vice President and Chief Financial Officer effective as of May 13, 2008.
The terms of your Employment Documents (as defined below) shall remain in full force and effect; provided, however, that (i) each reference to “Executive Vice President — Corporate Development” shall hereafter be deemed to read “Executive Vice President and Chief Financial Officer” and (ii) the effective date of each Employment Document shall be deemed to be May 13, 2008.
If you agree that the foregoing terms and conditions accurately evidence our agreement concerning your employment commencing on May 13, 2008, please sign and return this letter.

Very truly yours,

/s/ F. Edwin Harbach
F. Edwin Harbach Chief Executive Officer and President BearingPoint, Inc.

ACCEPTED:
/s/ Eileen A. Kamerick
Eileen Kamerick

As used herein, the term “Employment Documents” shall mean:
1.	Employment Letter dated April 24, 2008

2.	Managing Director Agreement dated May 12, 2008

3.	Special Termination Agreement dated May 12, 2008

4.	Award Notice of Restricted Stock Unit Grant dated April 24, 2008 and associated Restricted Stock Unit Agreement